Exhibit 99.4

Simplification of the organization
of Casino Group’s E-commerce activities

Disclaimer
FORWARD-LOOKING STATEMENTS
This presentation may contain forward-looking statements. Such forward-looking statements may generally be identified by words like "anticipate," "assume," "believe," "continue,"
"could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. Examples of forward-looking statements include, but are not limited to, statements made herein regarding the possibility, timing and other terms and conditions of the proposed transaction described herein and the related offer by Casino for the outstanding shares of Cnova. The forward-looking statements contained in this presentation are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Cnova’s or Casino’s control. Important factors that could cause
Cnova’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability to reach definitive agreement with respect to the transactions discussed herein; the ability to complete the transactions discussed herein and the timing of such transactions; changes in global, national, regional or local economic, business, competitive, market or regulatory conditions; Cnova’s on-going internal review in Brazil; and other factors discussed under the heading "Risk Factors" in the U.S. Annual
Report on the Form 20-F for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on March 31, 2015 and other documents filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this presentation speak only as of the date hereof. Factors or events that could cause Cnova’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for Cnova to predict all of them. Except as required by law, Cnova undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS
This presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. Investors are advised to read Casino, Guichard-Perrachon’s tender offer statement if and when it becomes available because it will contain important information.
The potential tender offer for Cnova’s outstanding ordinary shares, par value €0.05 per share, described in this presentation has not commenced and may never commence and, if it is commenced, may be commenced at a price lower than the price included in this presentation. If and when the offer is commenced, Casino will file a tender offer statement on
Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and Cnova will timely file a solicitation/recommendation statement on Schedule 14D-9, with respect to the offer, and Casino will file a draft tender offer memorandum (projet de note d’information) with the French Autorité des marchés financiers (“AMF”) and Cnova will timely file a draft memorandum in response (projet de note d’information en réponse) including the recommendation of its board of directors, with respect to the offer. Casino and the Cnova intend to mail these documents to the shareholders of Cnova. Any tender offer document and any document containing a recommendation with respect to the offer statement (including any offer to purchase, any related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to any tender offer. Those materials, as amended from time to time, will be made available to Cnova’s shareholders at no expense to them at www.cnova.com. In addition, Any tender offer materials and other documents that Casino and/or Cnova may file with the SEC and the AMF will be made available to all investors and shareholders of Cnova free of charge at www.groupe-casino.fr and www.cnova.com. All of those materials (and all other offer documents filed with the SEC and the
AMF) will be available at no charge on the SEC’s website: www.sec.gov and on the AMF’s website: www.amf-france.org. Documents may also be obtained from Cnova upon written request to the Investor Relations Department, WTC Schiphol Airport, Tower D, 7th Floor, Schiphol Boulevard 273, 1118 BH Schiphol, The Netherlands, telephone number +31 20 795 06 71.

Reorganization of the Group’s holdings in its E-commerce
activities
● Cnova currently regroups the Group’s E-commerce activities consisting of Cdiscount in France and Cnova Brazil through local sites extra.com.br, pontofrio.com.br,

      casasbahia.com.br
● In order to accelerate the development of Cdiscount and strengthen Via Varejo’s business model, a simplified E-commerce structure is envisaged through the following transactions:
 • Cnova Brazil would be merged within Varejo, which operates Ponto Frio and Casas Bahia stores,

            in order to create a multichannel leader
 • Cnova N.V., listed company, would retain only Cdiscount’s activities
 • A voluntary cash tender offer on Cnova N.V. shares would be proposed by Casino

Refocus of Cnova on Cdiscount’s activities in France
● Cdiscount is a leader in E-commerce in France, a market where future growth is estimated at 12% (CAGR 2015-2020)*
 • #2 operator in GMV (Gross Merchandise Volume) with €2.7bn generated in France at end 2015
 • #2 marketplace in France (29% of GMV vs. 1% in 2011)
 • 34.4%** of market share in January 2016
● A business model with a proven track record
 • Backed by Casino’s assets: strong purchasing power, a network of exclusive pick-up points in the Group’s numerous stores and access to forefront logistics infrastructure
 • A diversified offer of services: “Cdiscount à volonté” (unlimited free delivery) for customers,“Pôle position”

            program for marketplace’s sellers, “C-logistique”, …
● Identified growth levers
 • Monetization of customer data
 • Acceleration of mobile contribution to sales (M-commerce)
 • Acceleration of B to B sales
 • Increased contribution in the product mix from higher margin products
* Source: Euromonitor April 2016 - "Internet Retailing - Retail Value RSP excl Sales Tax"
** Source: GfK, technical goods market in France

Target organization for Cnova/Cdiscount

Current situation
Casino
GPA
viavarejo
Free float*
43%
27%
22%
8%
Cnova
100%
100%
Cdiscount France
Cnova Brésil
Situation post-reorganization**
Casino
GPA
Free float*
34%
Cnova Cdiscount
55% - 66%
(offer: 0% to 100%)
10% - 0%
(offer: 0% to 100%)
viavarejo
Cnova Brésil
Private company
Listed company
X% Economic interest

* Including 1.4% stake hold by founders (1.9% post shares cancellation)
** 0.15% of Cnova initially held by Exito would be 0.19% post shares cancellation

5

Aspects of the transactions
● Merger of Cnova Brazil and Via Varejo
 • Cnova N.V. would “exchange” its shares held in Cnova Brazil against its own shares held by Via Varejo

            21.9% interest in Cnova N.V. and would receive a cash payment (maximum USD49m)
 • Repayment by Via Varejo to Cnova of the shareholder loan granted to Cnova Brazil for USD127m
 • Cnova N.V. would cancel the shares it would receive from Via Varejo
● Tender offer launched by Casino on Cnova N.V. shares held by minority shareholders

      (8.1% of free float, i.e. shares not held by Casino Group) at a price of USD5.50
 • This price represents a 82% premium over the last unaffected share price*
 • The maximum disbursement by Casino would amount to USD196m
 • Subject to the realization of the restructuring deal and certain conditions precedent
* Source: USD3.03 at 27 April 2016

Expected transaction timeline
12 May 2016
Before early
Q3 2016*
In Q3 2016* Q3 / Q4 2016
● Transaction announcement
● Due diligence completion,

    agreement on the final

    documentation, release

    of Cnova 2015 audited

    accounts
● Review and final approval

    of the Board of Directors

    of Via Varejo and Cnova based

    on the recommendations made

    by the Special Independent

    Committee of Via Varejo

    and the Transaction Committee

    of Cnova
	● Shareholders’ meeting of Cnova ● Shareholders’ meeting of Via Varejo ● Merger between Nova Brazil and Via Varejo	● Tender offer by Casino on Cnova shares on Nasdaq and Euronext: • Filing of the information documents relating to the offer • Opening of the Offer • Closing of the Offer
* Assuming release of Cnova 2015 audited accounts by end of Q2 2016